UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 11, 2021

CATCHMARK TIMBER TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-36239	20-3536671
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5 Concourse Parkway, Suite 2650 Atlanta, Georgia 30328
(Address of principal executive offices)
(855) 858-9794
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered or to be registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 Par Value Per Share	CTT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).                                 Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

On August 11, 2021, CatchMark Timber Trust, Inc. (the “Company”), through a subsidiary, closed on the disposition of 18,063 acres of Oregon timberlands (the “Bandon Property”) to Roseburg Resources Co., an unaffiliated third party. The gross sales price was $100.0 million in cash, exclusive of customary transactions costs. The Company has included in this Current Report on Form 8-K certain pro forma financial information related to its disposition of the Bandon Property as required by Item 9.01(b) of Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(b) Pro forma financial information

Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 2021
Unaudited Pro Forma Consolidated Statement of Operations for the six months ended June 30, 2021
Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2020

Notes to Unaudited Pro Forma Consolidated Financial Statements

The unaudited pro forma consolidated financial statements listed above are filed as Exhibit 99.1 to this report.

(d) Exhibits.

Exhibit No.	Exhibit Description
99.1	CatchMark Pro Forma Financial Statements - Bandon Disposition
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CATCHMARK TIMBER TRUST, INC.

Date: August 17, 2021	By:	/s/ Lesley H. Solomon
Lesley H. Solomon General Counsel and Secretary